CONTACTS:
---------
Angus Morrison
Senior Vice President, CFO & Treasurer
770-822-4285
www.vistaeyecare.com

Janice J. Kuntz
Fleishman-Hillard, Inc.
404-659-4446

FOR IMMEDIATE RELEASE
---------------------

January 4, 1999

              NATIONAL VISION ASSOCIATES, LTD. ANNOUNCES
               CHANGE TO NEW NAME, VISTA EYECARE, INC.
         Represents New Direction for National Optical Company

LAWRENCEVILLE, Georgia -- VISTA EYECARE, INC. (NASDAQ: VSTA), the second largest retail optical chain in the United States in terms of number of locations, announced today that on December 31, 1998, it changed its name from National Vision Associates, Ltd. (NASDAQ: NVAL), and effective Monday, January 4, 1999, its new Ticker Symbol will be VSTA.

"We are very excited about our name change," said James W. Krause, chairman and chief executive officer. "It is an exhilarating time for our employees at all of our 919 locations and for our customers. This name represents our opportunity to grow our operations in the eyecare business in both the retail and managed care segments without limiting our ability to expand into other key areas of the optical industry."

In closing, Krause noted, "Our intention is to grow our Vista Optical free-standing operations and our leased department operations, while expanding our managed care business, an area that offers exceptional growth opportunity over the ensuing years. By integrating all of our operations, we will continue to solidify our presence in the optical industry and build the premier national value retail optical chain in the United States."

National Vision Associates, Ltd., with a total of 919 locations, is the nation's second largest optical company in terms of locations. The Company's retail operations offer a full line of optical goods including spectacles, contact lenses, prescription and non-prescription sunglasses and a full line of optical accessories. In addition, independent Doctors of Optometry are available adjacent to store locations.


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Any expectations, beliefs, and other non-historical statements contained in this press release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements involve risks and uncertainties. Actual results may differ materially due to a variety of factors that affect the Company. Such factors are described in a cautionary statement for purposes of the "Safe Harbor" provisions of the Act, contained in the Company's Report on Form 10-Q for the third quarter of 1998. Other risks and uncertainties are detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including its Annual Report for 1997 on Form 10-K and its quarterly reports on Form 10-Q.